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                                                             EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cadus Pharmaceutical Corporation:

We consent to incorporation by reference in the registration statement (No. 333-21871) on Form S-8 of Cadus Pharmaceutical Corporation of our report dated February 27, 1998, relating to the balance sheets of Cadus Pharmaceutical Corporation as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Cadus Pharmaceutical Corporation.


                                  /s/ KPMG Peat Marwick LLP
                                  -------------------------------
                                      KPMG Peat Marwick LLP

Jericho, New York
March 27, 1998